UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2013

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Amended and Restated Fiscal Year December 2013 Alkermes plc Affiliated Company Reporting Officer Performance Pay Plan
Ex-99.1 Press release issued by Alkermes plc dated May 23, 2013 announcing financial results for the fiscal year 2013 and financial expectations for the nine months ending December 31, 2013.

Item 2.02                                           Results of Operations and Financial Condition

On May 23, 2013, Alkermes plc announced financial results for the fiscal year 2013 and financial expectations for the nine months ending December 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1. This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved the Amended and Restated Fiscal Year December 2013 Alkermes plc Affiliated Company Reporting Officer Performance Pay Plan (the “Plan”).  The Plan amends and restates the Fiscal 2014 Alkermes plc Affiliated Company Reporting Officer Performance Pay Plan (the “Old Plan”) to reflect the Company’s change in fiscal year from March 31 to December 31. Performance pay awards that would have been payable under the Old Plan will be prorated to account for the new nine month performance period from April 1, 2013 to December 31, 2013. The Company disclosed its performance pay ranges and targets under the Old Plan (for performance from April 1, 2013 through March 31, 2014) in its Current Report on Form 8-K filed on April 1, 2013.  Other than as set forth above, the Plan did not amend or restate any other aspects of the Old Plan.

The Company’s reporting officers under the Plan are currently: the (1) Chief Executive Officer and Chairman of the Board of Directors, (2) President, (3) Senior Vice President, Chief Financial Officer and Treasurer, (4) Senior Vice President, Corporate Development, (5) Senior Vice President, General Counsel, Secretary and Chief Compliance Officer, (6) Senior Vice President, Research and Development and Chief Medical Officer, (7) Senior Vice President, Chief Operating Officer and Chief Risk Officer, (8) Senior Vice President, Operations (9) Senior Vice President, Chief Commercial Officer and (9) Senior Vice President, Corporate Communications (each a “ Participant ”).

The performance awards will be paid based on the achievement of Company objectives and the individual performance of the Participants, as determined by the Committee. The Committee affirmed that the Company objectives adopted under the Old Plan would continue to be the Company objectives under the Plan for the nine-month performance period from April 1, 2013 to December 31, 2013, as follows: 1) execute on the development of our clinical stage pipeline, 2) achieve financial guidance, 3) prepare commercial capabilities for growth of marketed, and soon to be marketed, products, 4) manufacture commercial products and clinical trial material to meet our goals of quality, reliability and efficiency, 5) identify and advance top candidates from our earlier-stage pipeline, 6) manage relationships with key business partners and evaluate new partnering opportunities to drive long-term growth and enhance shareholder value, and 7) respond to changing business conditions (“Performance Objectives ”). These Performance Objectives serve as the performance objectives for each Participant. The Committee reserves the right to modify the Plan, Performance Objectives or overall payouts under the Plan at any time during the course of the performance period, including in response to changing business goals, needs and operations. To be eligible to participate in the Plan, Participants must be actively employed by the Company at the time awards are paid by the Company. The performance awards will be paid within two and one-half months after the end of the performance period. The Plan is filed with this report as Exhibit 10.1.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2013, with such authority delegated to it by the Board of the Company, the Audit and Risk Committee of the Board approved a change to the Company’s fiscal year-end from March 31 to December 31. The Company will file the report for the transition period ending December 31, 2013 in its Annual Report on Form 10-K.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Fiscal Year December 2013 Alkermes plc Affiliated Company Reporting Officer Performance Pay Plan.
99.1	Press release issued by Alkermes plc dated May 23, 2013 announcing financial results for the fiscal year 2013 and financial expectations for the nine months ending December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: May 23, 2013	By:	/s/ James M. Frates
James M. Frates
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Fiscal Year December 2013 Alkermes plc Affiliated Company Reporting Officer Performance Pay Plan.
99.1	Press release issued by Alkermes plc dated May 23, 2013 announcing financial results for the fiscal year 2013 and financial expectations for the nine months ending December 31, 2013.